1 11 TRUTH | INTEGRITY | TRANSPARENCY Financial Data as of First Quarter 2022

2 Safe Harbor and Non-GAAP Measures Forward-looking statements This presentation includes “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on various facts and derived utilizing assumptions, current expectations, estimates and projections and are subject to known and unknown risks, uncertainties and other factors, which change over time and are beyond our control, that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include, without limitation, statements relating to Veritex Holdings, Inc.’s (“Veritex”) proposed acquisition of interLINK, including the expected timing of the completion of the acquisition, the ability to complete the acquisition, the ability to obtain any required regulatory or other approvals, authorizations or consents in connection with the acquisition, disruption from the acquisition making it more difficult to maintain relationships with employees, customers or other parties with whom Veritex or interLINK have business relationships, diversion of management time on acquisition-related issues, the reaction to the acquisition of the companies’ customers, employees and counterparties, any statements regarding the plans and objectives of management for future operations, products or services arising from the acquisition, including integration plans, and the treatment of certain deposits via interLINK as not being brokered deposits for any supervisory purpose; the impact of certain changes in Veritex’s accounting policies, standards and interpretations; the effects of the COVID-19 pandemic and actions taken in response thereto; and Veritex’s future financial performance, business and growth strategy, projected plans and objectives, as well as other projections based on macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “seeks,” “targets,” “outlooks,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Veritex’s Annual Report on Form 10-K for the year ended December 31, 2022 and any updates to those risk factors set forth in Veritex’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. If one or more events related to these or other risks or uncertainties materialize, or if Veritex’s underlying assumptions prove to be incorrect, actual results may differ materially from what Veritex anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Veritex does not undertake any obligation, and specifically declines any obligation, to supplement, update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, expressed or implied, included in this presentation are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Veritex or persons acting on Veritex’s behalf may issue. This presentation also includes industry and trade association data, forecasts and information that Veritex has prepared based, in part, upon data, forecasts and information obtained from independent trade associations, industry publications and surveys, government agencies and other information publicly available to Veritex, which information may be specific to particular markets or geographic locations. Some data is also based on Veritex's good faith estimates, which are derived from Veritex management's knowledge of the industry, markets and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Although Veritex believes these sources are reliable, Veritex has not independently verified the information contained therein. While Veritex is not aware of any misstatements regarding the industry data, forecasts and information included in this presentation, such data forecasts, and information and Veritex's estimates based thereon involve risks, assumptions and uncertainties and are subject to change based on various factors. Veritex does not undertake any obligation, and specifically declines any obligation, to supplement, update or revise such data forecasts, and information and Veritex's estimates based thereon, whether as a result of new information, future developments or otherwise, except as required by law. Non-GAAP Financial Measures This presentation contains certain non-GAAP (generally accepted accounting principles) financial measures, including tangible book value per common share (“TBVPS”), tangible common equity to tangible assets, return on average tangible common equity (“ROATCE”), operating earnings, pre-tax, pre-provision (“PTPP”) operating earnings, diluted operating earnings per shares (“EPS”), operating return on average assets (“ROAA”), PTPP operating ROAA, Operating ROATCE, operating efficiency ratio, operating noninterest income, operating noninterest expense and adjusted net interest margin (“NIM”). Veritex’s management uses these non-GAAP financial measures to evaluate its operating performance and provide information that is important to investors. The non-GAAP financial measures that Veritex discusses in this presentation should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Please see “Reconciliation of Non- GAAP Financial Measures” at the end of this presentation for reconciliations of non-GAAP measures to the most directly comparable financial measures calculated in accordance with GAAP.

3 Veritex – a Leading Growth-Centric Texas Bank Note: Financial data as of the three months ended March 31, 2022; Source: S&P Global Market Intelligence; American Banker; FORTUNE Magazine 1 Loans held for investment excluding mortgage warehouse and PPP loans; 2 Reflects loans re-pricing in the next 12 months  Headquartered in Dallas, Texas  Commenced banking operations in 2010; completed IPO in 2014  Focused on relationship-driven commercial and private banking across a variety of industries By the Numbers 1Q22 Top 10 Texas Based Bank $10.5B Total Assets Scale & Scarcity 52.0% Operating Efficiency Ratio 16.1% Operating ROATCE Profitability & Efficiency $1.3B 1Q22 Loan Production 21.2% 1Q22 Loan Growth1 Consistent Growth 76% Rate Sensitive Loans / Total Loans2 +7.4% ▲ in NII to +100bps ▲ in Rates Asset Sensitive 9.8% CET1 Ratio 0.46% NPAs / Total Assets Capital and Credit                Truth in Texas Banking Dallas / Ft. Worth Houston (33) Branches 2021 Fastest Growing Companies By 2020 Fastest Growing Companies By 2019 Best Banks to Work for By

4 Veteran management team with over 35 years of average banking experience A proven growth franchise delivering exceptional shareholder returns Scarcity value in attractive Texas metropolitan markets Highly profitable business model with catalysts for growth Diversification of revenue streams supports consistent earnings growth Leveraging fintech acquisitions and partnerships to complement traditional commercial bank model Strong track record of successfully integrating acquisitions and strategic partnerships Compelling growth-oriented investment with an attractive valuation Veritex Key Investment Highlights

Our Journey as a Public Company

A Proven Growth Franchise Delivering Exceptional Shareholder Returns

Organic growth and bank M&A created the largest bank focused on Dallas / Ft. Worth and Houston

Build upon commercial banking strengths with talent additions and acquiring fee-based and tech-enabled businesses that can scale with existing strategy

$710 million
Assets[1]
2014


AMERICAN BANKER VERITEX
VBTX NasdaqListed
Nasdaq

IPO secured growth capital and a public currency for M&A

$2.9 billion
Assets
2017

SOVEREIGN BANK | LIBERTY BANK

Strengthened presence in Dallas and expanded into other key Dallas / Ft. Worth ("DFW") metroplex areas

$8.0 billion
Assets
2019

GREEN BANCORP

Added meaningful presence in Houston and became the only Texas bank focused on both the DFW and Houston MSAs

$9.8 billion
Assets
2021

Thrive MORTGAGE | nac NORTH AVENUE CAPITAL

Boosted fee income and diversified revenue streams

+$10 billion
Assets
2022

interLINK[2]

Low-cost, tech-enabled deposit gathering business to fund growth engine

Delivering Shareholder Value Since Day 1

■ VBTX ■ Texas Peers[4] ■ Regional Banks[5]


22.4 %
10.4 %
8.4 %
12.3 %
10.0 %
6.3 %
220 %
100 %
129 %
13 %
5 %
7 %

EPS CAGR Since VBTX IPO[3]

TBVPS CAGR Since VBTX IPO[3]

Total Shareholder Return Since VBTX IPO[3]

Loan Growth Consensus[6]

[1] As of June 30, 2014; [2] Transaction agreement entered into on March 3, 2022, Consummation of acquisition subject to satisfaction of customary closing conditions, including receipt of required regulatory approvals; [3] VBTX priced IPO on October 9, 2014. CAGR's calculated using Q2 2014 and Q4 2021 quarterly financial metrics; [4] Texas Peers include CBTX, CFR, FFIN, HTH, IBTX, PB, SBSI, and TCBI; CBTX excluded from 2022E Loan Growth due to pending merger with ABTX; [5] Regional Banks defined by the current constituents of the KRX Index; [6] Loan Growth Consensus reflects 2022E; Note: Market data as of March 2, 2022; Source: S&P Global Market Intelligence, and Factset

VERITEX HOLDINGS, INC.
5

Well Positioned in Strong, Resilient Texas Markets

Our platform is **powered** by the markets we serve

Texas



Don't mess with Texas
DELL
ORACLE

- Behind Texas' strong economy are **49 Fortune 500 companies** headquartered in Texas, **more than 1,600 foreign companies** and 2.7 million small businesses
- **Pro-business environment** with no personal or corporate income taxes and the leading destination for companies relocating from other states
- Texas is **the #1 exporting state in the nation** for the 19th consecutive year, exporting $279 billion in goods in 2020

Dallas / Ft. Worth



American Airlines
Texas Instruments
Southwest

- 4th largest MSA in the U.S. by population
- 2nd highest projected household income among Texas MSAs
- 22 Fortune 500 companies
- 176 companies have relocated to DFW since 2010
- 2nd best job center in the U.S. for technology professions in 2020

Greater Houston



ConocoPhillips
WM
Sysco
hp
HALLIBURTON

- 5th largest MSA in the U.S. by population
- 7th largest metro economy in the U.S. by GDP
- 5th in U.S. job growth since 2010
- 3rd highest concentration of Fortune 500 companies in the U.S.
- 35 companies have relocated to Houston since 2010

Superior Growth Profile

Market	VBTX Deposits	Current Population	Projected ('22E - '27E) Population Growth vs. National
DFW	$5.3B	7.8M	1.9x
Houston	$1.8	7.3	1.9x
Texas	$7.1	29.8	1.7x

Corporate Relocations to Texas

Tesla, Charles Schwab, hp, AECOM, CBRE

Examples of companies moving to call Texas home during 2020 – 2021 are diverse across sector and size

Source: Bureau of Labor Statistics; Dallas Chamber of Commerce; Greater Houston Partnership; YTexas; Houston.org; S&P Global Market Intelligence

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7 Total Texas Metro DFW + Houston Percent of Total Deposits: # Company Assets Deposits % of Total % Rank Deposits % of Total % Rank 1 $95B $11B 14.1% #10 $9B 12.4% #9 2 51 35 88.1 #3 18 45.3 #7 3 38 17 57.1 #7 15 50.6 #6 4 35 29 100.0 #1 26 89.0 #2 5 19 10 67.6 #6 9 60.6 #4 6 19 8 70.5 #5 7 55.5 #5 7 16 2 19.9 #9 <1B 7.5 #10 8 13 3 29.2 #8 3 29.2 #8 9 12 7 80.2 #4 7 80.2 #3 10 10 7 99.5 #2 7 99.5 #1 1 As a percent of total deposits; 2 CBTX is shown pro forma for its announced merger with ABTX, excluding purchase accounting adjustments; Note: Shown sorted by assets (as of December 31, 2021); Texas metro markets includes Austin MSA, Dallas-Fort Worth MSA, Houston MSA, and San Antonio MSA (Deposit market share data as of June 30, 2021, as compiled and reported by the FDIC); Source: S&P Global and FDIC Summary of Deposits Uniquely attractive franchise and #1 Texas bank focused primarily across DFW and Houston MSAs1 2 DFW Houston Other MarketsOther Texas Scarcity Value in Texas Metro Markets

8  “True You” principles are embedded into our daily interactions with each other and our clients  We encourage and acknowledge each person’s unique contributions and talents as integral to our collective success  We retain our best people and attract additional top talent to join us through competitive compensation and benefit programs, as well as personal and career growth opportunities and more Our growth is attributed to our people and winning principals Great people attract more great people Source: Company documents, Glassdoor, Fortune Magazine, Multipliers: How the Best Leaders Make Everyone Smarter by Liz Wiseman and American Banker Drawn to a Winning Team at a Company that Leads with Integrity and Purpose. The Veritex Way. Always tell the truth. Always be transparent. Always act with integrity. 2020 - 2021 90% Would Recommend to a Friend 98% Approve of the CEO We employ four active practices that together catalyze and sustain the cycle of attraction: Look for talent everywhere Find people’s native genius Utilize people at their fullest Remove the blockers Our People Make Our Culture

9 Loan Production vs. Loan Payoffs ($B) Timing of Growth Employer of Choice Investing In Talent Annualized Quarterly Loan Growth  65+ production hires since March 2020  Capitalized on disruption from local M&A to attract top talent  Adding specialized talent in commercial banking, syndications, sponsors, government guaranteed lending, builder finance, community banking, mortgage, private banking, risk management, and more CRE ADC Construction LOC Current Unfunded (Non Revolving) Catalysts for Loan Growth 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 Total Loans, exc. MW and PPP +8.1% (8.7%) +4.4% +4.0% +7.9% +20.7% $7.1 B Total Loans+9.1% COVID-19 Declared a Pandemic +21.9% +21.2% $1.1 $1.6 $1.4 $1.3 $1.3 $0.3 $0.3 $0.5 $0.6 $0.4 1Q21 2Q21 3Q21 4Q21 1Q22 Total Loans Loan Payoffs $1.2 Billion $(100.0) $- $100.0 $200.0 $300.0 $400.0 1/31/22 2/28/22 3/31/2022 ($ in millions) $1.94 Billion $0.0 $0.2 $0.4 $0.6 $0.8 $1.0 $1.2 $1.4 $1.6 $1.8 $2.0 Jan Feb Mar Apr May Jun July Aug Sept Oct Nov Dec 2022 Unfunded 2021 Unfunded 2021 avg. $1.57 B 2022 avg. $1.88 B

10 Proven Track Record as a Strategic Acquirer Across Both Traditional Bank and Non-Bank Deals  Selective use of strategic acquisitions to augment growth and build sufficient scale  Focused on well-managed targets that drive shareholder value and growth in target markets: • Low-cost deposit funding • Compelling fee income generating business • Growth potential with scale • Differentiated technology • Complementary geographical presence  Key metrics used when evaluating acquisitions: • EPS accretion • TBVPS earn-back • IRR  We expect to maintain discipline in pricing and pursuing transactions expected to produce attractive risk adjusted returns  We strive to build, maintain and support Veritex’s culture during integrations Acquisition History 49% Investment Mortgage Operation July 2021 Established USDA Lender November 2021 Tech-enabled Sweep Deposit Administrator March 20221 Non-Bank M&A 1 Transaction agreement entered into on March 3, 2022, Consummation of acquisition subject to satisfaction of customary closing conditions, including receipt of required regulatory approvals Traditional Bank M&A Loans: $108M Branches: 3 March 2011 Loans: $40M Branches: 1 October 2011 Loans: $753M Branches: 9 August 2017 Loans: $92M Branches: 3 September 2010 Loans: $89M Branches: 2 July 2015 Loans: $3,255M Branches: 21 January 2019 Commentary Loans: $313M Branches: 5 December 2017 Our M&A History

interLINK Transaction Summary

Positioned to Continue Peer Leading Growth with Excess Capital and Liquidity

Transaction Value	◇ $91 million
Pricing	◇ ~1% Premium on total administered deposits
Consideration	◇ 2.1 million shares of VBTX common stock (fixed)[1] ◇ $3 million cash ◇ 97% Stock / 3% Cash
Expected Balance Sheet Actions & Synergies	◇ Deposit draw of up to $1.5 billion by 2022YE ($5.7 billion available) ◇ $1.5 billion deployment of funds into incremental strategic loan portfolios and securities ◇ Forecast balance sheet growth / utilization of $1 billion each subsequent year ◇ Limited cost synergies
One-time Items	◇ $19 million of merger charges inclusive of $17 million from acceleration of royalty payments related to a portfolio of +60 patents supporting cash management which is captured in intangibles
Intangibles	◇ Estimated goodwill of $87 million inclusive of accelerated royalty payment ◇ Non-goodwill intangibles of $27 million amortized over 10 years using straight line methodology
Equity Issuance[2]	◇ Primary common stock issuance of $150 million, launched concurrently with announcement of interLINK acquisition to support growth
Approvals and Timing	◇ FDIC and Texas Department of Banking approval required for interLINK acquisition transaction ◇ Expected close in 3Q 2022

Financial Pro Forma Impact

	M&A Only	M&A + Equity Raise[2]
EPS Impact		
2023E	6%	Neutral
2024E	14%	8%
Run-rate	+20%	+14%
TBVPS Impact	(7%)	1%
TBVPS Earnback	3 Years	Accretive
IRR	+25%	+25%
CET1 Ratio	8.5%	9.9%

[1] StoneCastle has agreed that 50% of the Veritex shares issued as consideration will be subject to a restriction on sale and transfer by StoneCastle until the earlier of 6 months after the closing and December 1, 2022. [2] Reflects base deal size, does not adjust for 15% overallotment option.

VERITEX HOLDINGS, INC.
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12 1 PTPP stands for Pre-Tax Pre-Provision; 2 Annualized and excludes Mortgage Warehouse and PPP loans; 3 Projected 2022-2027 Averages Note: Financial data as of the most recent quarter ended March 31, 2022, Financial metrics are operating based; Source: S&P Global Market Intelligence Our Standard for Excellence is Thoughtful and Meticulous 15.8% $10.5B 1.71% 52.0% 21.2% 5.3% U.S Community Banks by Assets of $5 - $15 Billion 70 Banks ROATCE > 15% 9 Banks PTPP ROAA1 > 1.5% 8 Banks Efficiency Ratio < 52% 3 Banks Gross Loan HFI Growth > 5%2 2 Banks MSA Population Growth > 5%3 1 Bank U.S. Community Banks ROATCE PTPP ROAA1 Efficiency Ratio Projected Population Growth Gross Loan HFI Growth Key Criteria High-Performing Bank Screen VBTX Metrics Top Performer Building a High-Performing Banking Franchise

13 1 Forward loan growth reflects consensus estimates for 2022E; 2 Texas Bank Peers include CBTX, CFR, FFIN, HTH, IBTX, PB, SBSI, and TCBI Note: Market data as of March 2, 2022; Source: S&P Global Market Intelligence  Standout growth story with positive momentum  At scale Texas franchise operating in the best banking markets in the US  Unique, tech-enabled deposit platform powering growth  Investing in innovative and distinctive technology Veritex offers significant upside with an attractive valuation and industry-leading growth profile Texas Comparables Price / 2023 EPS 5%1 13%1 Forward Loan Growth1 13.9 x 11.6 x Texas Bank Peers² Veritex is a Compelling Investment

14 Bullish Analyst Targets Post 1Q22 Earnings Rating Price Target 2022 Estimate 2023 Estimate Outperform $48.00 $3.00 $3.65 Buy $47.00 $2.98 $3.64 Overweight $46.00 $2.74 $3.56 Outperform $44.00 $2.76 $3.25 Overweight $43.00 $3.00 $3.60 Strong Buy $43.00 $2.46 $3.40 Consensus $45.17 $2.82 $3.52

15 Analyst 1Q22 Commentary VBTX : Robust Loan Growth in 1Q22 w/ More on the Way, Reiterate Outperform Brady Gailey, CFA; Keefe Bruyette & Woods “We believe Veritex is a valuable, growth-focused commercial bank with exposure to attractive Texas markets. Veritex has a strong record of both solid organic and acquisitive growth with an asset-sensitive balance sheet and clean credit quality.” VBTX : Texas Tailwind Driving VBTX Revenue and EPS Outlook Gary Tenner, CFA; D.A. Davidson & Co. “VBTX reported a strong balance sheet quarter, with EOP loan and deposit balances creating a strong jumping off point for the remainder of the year, with forward quarters to be further supported by ongoing growth. While fee revenue should increase at a steady pace, the result of recent and pending investments made by the company, VBTX remains, in our view, a spread revenue driven story with a robust tailwind.” VBTX : PPNR Trends Moderate; Reducing EPS Forecast Maintain OW Rating Matt Olney, CFA; Stephens Inc. “PPNR ROA levels remain robust at 1.71%, and we anticipate this will improve for the remainder of 2022 as fees rebound from seasonal headwinds and NII benefits from higher interest rates. Given the recent investments, strong demographics within its Metro Texas footprint, and growth oriented management team, we believe the stage is set for multi-year double-digit organic revenue growth profile.” VBTX : Moderating Ests/PT to be More Conservative, but Overall Growth/Profitability Story Intact Brett Rabatin, CFA; Hovde Group “While there were timing issues with growth and lower fee income during 1Q22, we continue to think the VBTX story is highly unique in the bank space for its success in adding revenue generating talent over the past year. The shares continue to be a top idea in the bank space and a favorite story in Texas.” VBTX : Tweaking Estimates Lower – Maintain Overweight Ratings Brad Milsaps, CFA; Piper Sandler “Whether VBTX earns $3.40 or $3.70 in 2023, the shares look undervalued at less than 10x earnings especially given VBTX's leverage to higher interest rates and strong growth profile. We continue to think that VBTX remains an attractive option for growth-oriented investors looking for a pure play Texas bank best positioned to post outsized growth and benefit from higher rates over the next 12-18 months.” VBTX : Reducing Estimates, PT to $43, Maintain SB1 Michael Rose, CFA; Raymond James & Associates “Despite our reduced earnings outlook and price target (due in part to lower industry valuations), we continue to view risk-reward positively given above-peer loan growth and profitability projections, capital flexibility, increasing scarcity/franchise value, and benefits from the interLINK deal juxtaposed with its discounted P/E valuation.”

FIRST QUARTER FINANCIAL HIGHLIGHTS

17 17 48.53% 49.62% 51.63% 48.51% 47.64% 52.05% 1Q21 2Q21 3Q21 4Q21 1Q22 Reported Operating 1.27% 1.56% 1.68% 1.36% 1.72% 1.82% 1.66% 1.85% 1.97% 1.71% 1Q21 2Q21 3Q21 4Q21 1Q22 Reported Operating ROAA PTPP Operating 1.46% 1.44% 1.29% 1.48% 1.35% $16.34 $17.16 $17.53 $17.49 $18.51 1Q21 2Q21 3Q21 4Q21 1Q22 17.17% 15.18% 17.72% 20.06% 15.84% 1Q21 2Q21 3Q21 4Q21 1Q22 ROATCE Operating ROATCE ($ in millions) $85.0 $79.9 $74.0 $50.1 $48.0 0.92% 0.85% 0.77% 0.51% 0.46% -0.1% 0.1% 0.3% 0.5% 0.7% 0.9% 1.1% 1Q21 2Q21 3Q21 4Q21 1Q22 NPAs NPAs/Total Assets 17.39% 49.62% 52.84% 16.92% 15.42% 20.48% 52.42% 16.08% 47.55% Diluted EPS ($) $0.64 $0.59 $0.73 $0.82 $0.65 $0.64 $0.60 $0.70 $0.84 $0.66 1Q21 2Q21 3Q21 4Q21 1Q22 Diluted EPS Diluted Operating EPS ROATCE TBVPS ROAA Efficiency Ratio NPAs / Total Assets (44%) Key Financial Metrics

18 18 $570.0 $374.5 $169.8 $120.0 $84.8 $2.7 Construction C&I CRE MW 1-4 Resi Other ($ in millions) $436,866 $574,889 $655,616 $1,152,644 $1,074,954 $1,607,622 $1,396,676 $1,294,856 $1,321,780 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 Total Loans, exc. PPP Quarterly Commitment ProductionQuarterly Production by Portfolio 13 Month Yield Trend (Total Loans) 3.70% 3.72% 3.74% 3.76% 3.78% 3.80% 3.82% 3.84% 3.86% Loan Production

19 19 $67.1 $71.3 $76.7 $73.0 3.22% 3.26% 3.37% 3.22% 3.12% 3.03% 3.16% 3.31% 3.15% 1Q21 2Q21 3Q21 4Q21 1Q22 Net Interest Income ("NII") NIM Adjusted NIM (Excludes All Purchase Accounting) $66.8 $8,659 $8,684 $9,045 1Q21 2Q21 3Q21 4Q21 1Q22 Average Earning Assets $8,257 ($ in millions) ($ in millions) 4Q21 Net Interest Income $76,741 Debt security prepayment income < 2,070 > Day count < 1,599 > Collection of non-accrual interest < 1,000 > Change in earning asset mix and other < 303 > Impact of rate changes < 91 > Payoff of subordinated debt 359 Impact of growth 1,004 1Q22 Net Interest Income $73,041 12+% Net Interest Income Rollforward ($ in thousand) Average Earnings Assets $9,212 Quarter ending earning assets $9,644 Static Shock Impact on NII -3.9% +6.6% +13.1% +20.3% +27.5% -7.8% +7.4% +15.4% +23.5% +31.6% -9.0% -4.0% 1.0% 6.0% 11.0% 16.0% 21.0% 26.0% 31.0% -100 Shock +100 Shock +200 Shock +300 Shock +400 Shock 4Q21 1Q22 Net Interest Income

20 20 $88 $109 $318 $3.0 $1.3 $6.8 $4.0 $8.0 2018 2019 2020 2021 1Q22 Actuals 1Q22 and Estimated Full Year 2022 Underwriting Term Sheet Issued Prospects ($ in millions) North Avenue Capital, LLC Thrive Mortgage, LLC Full Loan Pipeline $515M Net Income ($ in millions) $11.1 Gain on Sale % Total Volume $715.5 $786.2 $797.9 $544.8 1Q21 2Q21 3Q21 4Q21 1Q22 $667.0 4.89% 3.62% 3.80% 3.60% 3.45% 1Q21 2Q21 3Q21 4Q21 1Q22 ($ in millions) (Acquired on November 1, 2021) (Investment completed on July 19, 2021) $12.0 NAC and Thrive

Operating Noninterest Income

1Q22 / 4Q21 Comparison


($ in thousands)
Govt. guar. loan inc., net: +$1,468
43%
Loan fees: +$97
4%
Gain on loans HFS +14
5%
Deposit service charges: ($72)
-2%
Equity method invst. inc.: ($872)
-70%
Other: ($1,689)
-45%
Total:
-7%

- Government guaranteed loan income, net increased $1.5 million, or 43%, primarily as a result of a $2.3 million increase in gains on USDA loans sales from NAC partially offset by a decrease in SBA loan sales
- Equity method investment income decreased 70% driven by lower 1Q '22 income on our investment in Thrive primarily due to seasonality and rising mortgage rates
- Other income decreased 45% primarily related to BOLI income recognized in 4Q21 with no corresponding income recognized in 1Q22

1Q22 Noninterest Income Composition


Service Charges & Fees on Deposit Accounts
31%
19%
Loan Fees
$15.1 MILLION
13%
Other
24%
8%
2%
3%
Government Guaranteed Loan Income, Net (USDA)
Government Guaranteed Loan Income, Net (SBA)

VERITEX HOLDINGS, INC.
21

Operating Noninterest Expense

1Q22 / 4Q21 Comparison

($ in thousands)

Salaries and employee benefits	+$2,112	8%
Data processing and software expense	+$324	12%
Professional and regulatory fees	+$141	5%
Occupancy and equipment	+$119	3%
Marketing	($256)	-18%
Other	($819)	-18%
Total	+$1,621	8.0%

- Salaries and employee benefits increased $2.1 million, or 8%, primarily due to a $1.2 million increase in FICA taxes, a $572 thousand increase in employee stock-based compensation[1] and a $531 thousand increase in salaries as a result of our continued investment in talent
- Other expenses decreased $819 thousand, or 18%, primarily due to a $409 thousand decrease in loan-related legal and collection expenses

1Q22 Noninterest Expense Composition


$45.9 MILLION
Salaries and employee benefits
60%
Occupancy and equipment
10%
Other
8%
Prof. and Reg. fees
7%
Data processing
6%
Amort. of Intangible
5%
3%
1%

[1] Includes $960 thousand of increased stock-based compensation associated with the vesting of 2019 awarded performance restricted stock units at 150% due to the Company performing at the top quartile of total shareholder return (as defined by the equity awards) which occurs once every 3 years subject to market conditions, offset by a decrease in share-based compensation associated with non-qualified stock options.

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22

23 23 0.45% 0.35% 0.30% 0.26% 0.26% 0.31% 0.23% 0.20% 0.18% 0.17% 1Q21 2Q21 3Q21 4Q21 1Q22 Average cost of interest-bearing deposits Average cost of total deposits ◊ Total deposit balances increased $526.0 million, or 28.6% last quarter annualized (“LQA”), and increased $985.0 million, or 14% YOY ◊ Total deposit cost down 1 bp compared to 4Q21 due to pricing diligence and product mix ◊ Excluding MW and PPP loans, the loan to deposit ratio was 90.5% at March 31, 2022 $3,190 $3,276 $3,688 $2,172 $2,511 $2,766 $1,543 $1,577 $1,435 1 Q 2 1 4 Q 2 1 1 Q 2 2 Interest Bearing Non-Int Bearing Certificates & Time Deposits 47% 35% 18% $7,889 $7,364 $6,905 LQA YOY Demand & Savings +50% +16% Non-Int Bearing +41% +27% Certificates and Time Deposits -36% -7% 23 ($ in millions) Cost of Interest-bearing Deposits and Total Deposits Deposit Composition Deposit Growth

24 24 Capital Ratios 8.58% 9.84% 4Q21 1Q22 CET1 Tier 1 8.89% 10.14% 4Q21 1Q22 Regulatory Minimum + Capital Conservation Buffer 7.0% 8.5% TBVPS $16.34 $17.16 $17.53 $17.49 $18.51 1Q21 2Q21 3Q21 4Q21 1Q22 1Q22 Capital Action and Priorities TBVPS Main Drivers Capital Action ◊ Completed a common stock offering on March 8, 2022, with net proceeds of ~$153.8 million after deducting underwriting discounts and offering expenses Capital Priorities ◊ Support organic growth ◊ Provide attractive dividend ◊ Maintain strong debt ratings ◊ Strategic growth, including M&A Increases: + $1.46 Common Stock Offering + $0.59 Net Income + $0.06 Share Based Compensation Reductions: - $0.82 Other Comprehensive Income - $0.18 Dividend Payments - $0.13 RSU Vesting's Capital Overview

25 25 1 Past due loans exclude purchased credit deteriorated loans that are accounted for on a pooled basis and non-accrual loans. 2 Total loans excludes Loans Held for Sale, MW and PPP loans. 1Q21 2Q21 3Q21 4Q21 1Q22 0.00% 0.10% 0.20% 0.30% 0.40% 30-59 Past Due 60-89 Past Due 90+ Past Due 1Q21 2Q21 3Q21 4Q21 1Q22 Originated $18 $1,269 $120 $2,921 $- Acquired $130 $4,124 $5,652 $9,747 $4,769 ($ in thousands) ($ in millions) $418.1 $388.5 $373.4 $347.7 $329.5 1Q21 2Q21 3Q21 4Q21 1Q22 $100 $200 $300 $400 $500 Criticized Loans ($ gross loan balances in millions, excludes PCD loans) Past Due Trend1 % of Total Loans2 ACL / Total Loans2 Net Charge-offs Totals: $22,637 $10,017 $16,508 $9,997 $16,921 Quarterly Criticized Loans (21%) $5,177 ($408) $1,487 4Q21 Charge-offs Individual Analysis Qualitative Factors Performance, Economic Factors and Net Growth 1Q22 ACL/ Loans, exc. MW and PPP 1.15% 1.02% Asset Quality and ACL

Portfolio Breakdown

Portfolio Breakdown by Type

Loan Type (exc. LHFS)	Balance	% of Total Loans
NOOCRE	2,145,826	28%
Commercial & Industrial	2,144,391	28%
Construction and Land	1,297,338	17%
OOCRE	633,615	8%
1-4 family residential	604,408	8%
Mortgage warehouse	542,877	7%
Multi-family residential	272,250	4%
Farmland	48,095	1%
Consumer	9,533	0%
Energy E&P Loans	21	0%
Total	**7,698,354**	**100%**



17.5%
25.2%
8.5%
8.1%
7.3%
3.7%
28.9%
NOOCRE
Commercial & Industrial
Construction and Land
OOCRE
1-4 family residential
Mortgage warehouse
Multi-family residential
Farmland

Note: $ in thousands

CRE Portfolio Breakdown (OSB)

	Term	Construction	Total	% of TL	Weighted Avg. LTV
Industrial/Warehouse	$414,762	$386,711	$801,473	10%	60%
Retail	$602,899	$68,240	$671,139	9%	64%
Multifamily	$272,497	$363,283	$635,780	8%	56%
Office	$579,876	$54,369	$634,245	8%	61%
Hotel	$324,930	$30,442	$355,372	5%	60%
SFR	$0	$237,384	$237,384	3%	N/A
Land	$0	$112,837	$112,837	1%	N/A
Other	$222,147	$52,916	$275,063	4%	N/A
Totals	$2,417,111	$1,306,182	$3,723,293	48%	

Top 15 Relationships (exc. MW)

Ranking	Relationship Industry	Product Type	# of Loans	Commitment	Current Balance
1	National CRE Developer	CRE Multifamily, Industrial and Self Storage	6	$136,870	$32,316
2	Regional CRE Developer	CRE Industrial Construction	6	$119,468	$44,660
3	Regional CRE Developer	CRE Industrial and Retail	11	$116,655	$94,419
4	National CRE Developer	CRE Industrial Construction	4	$110,433	$63,581
5	National CRE Developer	CRE Industrial and Office	8	$109,966	$53,885
6	National Finance Company	C&I Note Finance (SFR)	1	$100,000	$77,596
7	Regional CRE Developer	CRE Office	5	$93,695	$67,899
8	Regional CRE Developer	CRE Industrial Construction	3	$93,635	$48,527
9	National CRE Developer	CRE Industrial Construction	3	$89,672	$62,227
10	Regional Finance Company	C&I Note Finance (SFR &Commercial)	3	$85,500	$66,250
11	National CRE Developer	CRE Industrial Construction	4	$82,548	$0
12	National CRE Developer	CRE Multifamily Construction	3	$82,194	$18,136
13	Regional Finance Company	C&I Note Finance (SFR)	1	$75,000	$37,500
14	Regional Multifamily Investment Advisor	C&I Subscription Line and Personal RLOC	3	$75,000	$32,017
15	Regional CRE Developer	CRE Multifamily and Industrial Construction	5	$74,211	$24,922
	Totals			**$1,307,978**	**$691,619**

VERITEX HOLDINGS, INC.
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Top 10 New CRE Loan Originations in 1Q22

Borrower	Years in Business	Existing Customer	Commt	Product Type	LTV	LTC	DSCR[1]	Market
International CRE developer headquartered in Texas that has been a customer since 2015 with numerous successful projects.	65	Yes	47,621,084	Whs/Industrial	59%	60%	1.23	Houston
National Multifamily CRE developer headquartered outside of Texas that has a significant presence in Texas.	11	No	40,576,950	Multifamily	48%	65%	1.32	Dallas
Regional Industrial CRE developer headquartered in Texas that has been a customer since 2014.	42	Yes	39,448,024	Whs/Industrial	45%	60%	1.50	Houston
National CRE developer headquartered in Texas of Industrial, Hospitality and Residential properties. Customer since 2017 with many successful projects.	50	Yes	35,788,000	Whs/Industrial	50%	65%	1.20	Dallas
National owner and operator of Industrial , multifamily, self storage and class A office properties.	30	No	30,672,576	Multifamily	48%	60%	1.39	Dallas
Regional Industrial CRE developer headquartered in Texas that has been a customer since 2011. Borrower has extensive experience in the ownership and operation of Retail properties.	19	Yes	29,520,000	Retail	80%	80%	1.24	Out of State
Regional Multifamily CRE developer headquartered in Texas that developes primarily in Texas. A customer since 2020 but experience dates back to 2003 at former institutions.	32	Yes	26,189,250	Multifamily	47%	65%	1.44	San Marcos
National Industrial, Office and Multifamily developer headquartered in Texas that has been a customer of the bank since 2015 in addition to experience at other institutions.	57	Yes	24,950,000	Whs/Industrial	50%	65%	1.44	Out of State
Regional Multifamily CRE developer headquartered in Texas that developes in Texas. Has been a customer of the bank since 2021.	9	Yes	21,841,000	Multifamily	49%	62%	1.36	Dallas
Privately held CRE investment, development and operating company focused solely on the industrial/distribution sectors	16	No	21,443,978	Whs/Industrial	55%	65%	1.67	San Antonio

[1] All DSCR's are calculated using a stressed interest rate of 2% to 2.5% in excess of the going in rate. DSCR's are also calculated on an amortizing basis.

VERITEX HOLDINGS, INC.
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28 28 CRE Underwriting - Do business with “Best in Class” developers/owners with equity partners that have the ability to support their investments. - Do business with people Veritex knows and have a proven track record of performance. - Do business in markets that are growing and thriving. - Require meaningful cash equity (35% - 40%) in most cases to protect downside scenarios. - All floating projects are underwritten using a stressed interest rate 2% to 2.5% in excess of the going in rate. DSCR’s are calculated on an amortizing basis regardless of the interest only period. - Projects are underwritten to current market rents and not trended rents as some lenders are allowing. Key Veritex CRE Underwriting Principles - $2.7 Billion C&I portfolio has an average loan balance of $1.05 million spread across 2,532 loans. - Purchase credit deteriorated portfolio has reduced to ~$51 million with 19% in reserves. - Very limited Energy exposure Other Credit Considerations

29 29 - Top 5 Credit Executives with an average of 38 years of credit and lending experience through multiple down cycles with deep knowledge of the existing portfolio - Pursue top quality clients, operating in good markets, supported by quality loan structures - The more eyes that see a credit the better our credit decisions - Work toward a “Yes” on all opportunities but be quick with a “No” when the opportunity is outside the bank’s credit appetite - Build strong support areas to effectively manage credit risk at origination and through the life of loan - Provide consistent surveillance on the portfolio to evaluate potential credit issues quickly Credit Culture Veritex Credit Culture - Hired a seasoned credit executive to manage Credit Support areas (Underwriting and Credit Analysts) and build out the Veritex Banking Development Program designed to develop and train new bankers in the industry - Additional resources added to our Appraisal and Environmental staff Recent Initiatives

Investment in Talent

Ongoing investment in talent for continued growth in 1Q22 and further diversification

Production Team (+10)

Position	Location	Month Hired
Treasury Sales Director	Dallas	January
North Avenue Capital Commercial Banker	Florida	January
Portfolio Analyst I	Dallas	February
SVP, Sponsored Finance Banker	Dallas	February
Commercial Bank Lender	Dallas	March
Sr. Client Production Manager	Dallas	March
SVP, Commercial Banker	Dallas	March
Syndicated Finance Analyst	Dallas	March
Lending Assistant	Dallas	March
Commercial Banking Portfolio Manager	Dallas	March

Credit Support (+1)

Position	Location	Month Hired
EVP, Executive Credit Officer	Dallas	March

Branch Banking (+2)

Position	Location	Month Hired
Community Bank Center Manager	Dallas	March
Banking Center Manager	Houston	March

Delivery Support (+2)

Position	Location	Month Hired
Core Systems Manager	Dallas	March
Strategic Business Process Leader	Dallas	March

Corporate Support (+4)

Position	Location	Month Hired
Director, Third Party Risk & Model Risk Governance	Dallas	January
HR/Talent Business Partner	Dallas	March
VP, Accounts Payable Manager	Dallas	March
Deposit Operations Process Manager	Dallas	March

VERITEX HOLDINGS, INC.
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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Reconciliation of Non-GAAP Financial Measures

	As of 3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
	(Dollars in thousands, except per share data)				
Tangible Common Equity					
Total stockholders' equity	$ 1,447,996	$ 1,315,079	$ 1,284,160	$ 1,272,907	$ 1,233,808
Adjustments:					
Goodwill	(404,452)	(403,771)	(370,840)	(370,840)	(370,840)
Core deposit intangibles	(45,560)	(47,998)	(50,436)	(52,873)	(55,311)
Tangible common equity	$ 997,984	$ 863,310	$ 862,884	$ 849,194	$ 807,657
Common shares outstanding	53,907	49,372	49,229	49,498	49,433
Book value per common share	$ 26.86	$ 26.64	$ 26.09	$ 25.72	$ 24.96
Tangible book value per common share	$ 18.51	$ 17.49	$ 17.53	$ 17.16	$ 16.34

	As of 3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
	(Dollars in thousands)				
Tangible Common Equity					
Total stockholders' equity	$ 1,447,996	$ 1,315,079	$ 1,284,160	$ 1,272,907	$ 1,233,808
Adjustments:					
Goodwill	(404,452)	(403,771)	(370,840)	(370,840)	(370,840)
Core deposit intangibles	(45,560)	(47,998)	(50,436)	(52,873)	(55,311)
Tangible common equity	$ 997,984	$ 863,310	$ 862,884	$ 849,194	$ 807,657
Tangible Assets					
Total assets	$ 10,453,680	$ 9,757,249	$ 9,572,300	$ 9,349,525	$ 9,237,510
Adjustments:					
Goodwill	(404,452)	(403,771)	(370,840)	(370,840)	(370,840)
Core deposit intangibles	(45,560)	(47,998)	(50,436)	(52,873)	(55,311)
Tangible Assets	$ 10,003,668	$ 9,305,480	$ 9,151,024	$ 8,925,812	$ 8,811,359
Tangible Common Equity to Tangible Assets	9.98%	9.28%	9.43%	9.51%	9.17%

VERITEX HOLDINGS, INC.
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33 33 3/31/2022 12/31/2021 9/30/2021 6/30/2021 3/31/2021 Net income available for common stockholders adjusted for amortization of core deposit intangibles Net income $ 33,470 $ 41,506 $ 36,835 $ 29,456 $ 31,787 Adjustments: Plus: Amortization of core deposit intangibles 2,438 2,438 2,438 2,438 2,447 Less: Tax benefit at the statutory rate 512 512 512 512 514 Net income available for common stockholders adjusted for amortization of core deposit intangibles $ 35,396 $ 43,432 $ 38,761 $ 31,382 $ 33,720 Average Tangible Common Equity Total average stockholders' equity $ 1,357,448 $ 1,301,676 $ 1,290,528 $ 1,254,371 $ 1,224,294 Adjustments: Average goodwill (404,014) (393,220) (370,840) (370,840) (370,840) Average core deposit intangibles (47,158) (49,596) (52,043) (54,471) (56,913) Average tangible common equity 906,276 858,860 867,645 829,060 796,541 Return on Average Tangible Common Equity (Annualized) 15.84% 20.06% 17.72% 15.18% 17.17% For the Quarter Ended (Dollars in thousands) Reconciliation of Non-GAAP Financial Measures

Reconciliation of Non-GAAP Financial Measures

	For the Quarter Ended (Dollars in thousands)				
	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Operating Earnings					
Net income	$ 33,470	$ 41,506	$ 36,835	$ 29,456	$ 31,787
Plus: Severance payments[1]	-	-	-	627	-
Plus: Loss on sale of securities available for sale, net	-	-	188	-	-
Less: Thrive PPP loan forgiveness income[2]	-	-	1,912	-	-
Plus: Merger and acquisition expenses	700	826	-	-	-
Operating pre-tax income	34,170	42,332	35,111	30,083	31,787
Less: Tax impact of adjustments	156	(78)	39	131	-
Plus: Nonrecurring tax adjustments[3]	-	-	-	-	426
Operating earnings	$ 34,014	$ 42,410	$ 35,072	$ 29,952	$ 32,213
Weighted average diluted shares outstanding	51,571	50,441	50,306	50,331	49,998
Diluted EPS	$ 0.65	$ 0.82	$ 0.73	$ 0.59	$ 0.64
Diluted operating EPS	$ 0.66	$ 0.84	$ 0.70	$ 0.60	$ 0.64

[1] Severance payments relate to branch restructurings made during the three months ended June 30, 2021.

[2] During the third quarter of 2021, Thrive's PPP loan with another bank was 100% forgiven by the SBA. As a result of our 49% investment in Thrive, the $1.9 million represents our portion of the PPP loan forgiveness. PPP fee income is not taxable and as such has no tax impact.

[3] A nonrecurring tax adjustment of $426 thousand recorded in the first quarter of 2021 was due to a true-up of a deferred tax liability.

VERITEX HOLDINGS, INC.

34

Reconciliation of Non-GAAP Financial Measures

	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
	For the Quarter Ended (Dollars in thousands)				
Pre-Tax, Pre-Provision Operating Earnings					
Net Income	$ 33,470	$ 41,506	$ 36,835	$ 29,456	$ 31,787
Plus: Provision for income taxes	8,102	10,697	9,195	7,837	8,993
Plus: (Benefit) provision for credit losses and unfunded commitments	(7)	(4,389)	(448)	577	(570)
Plus: Severance payments[1]	-	-	-	627	-
Plus: Loss on sale of securities, net	-	-	188	-	-
Less: Thrive PPP loan forgiveness income[2]	-	-	1,912	-	-
Plus: Merger and acquisition expenses	700	826	-	-	-
Net pre-tax, pre-provision operating earnings	$ 42,265	$ 48,640	$ 43,858	$ 38,497	$ 40,210
Average total assets	$ 9,998,922	$ 9,788,671	$ 9,385,470	$ 9,321,279	$ 8,941,271
Pre-tax, pre-provision operating return on average assets[3]	1.71%	1.97%	1.85%	1.66%	1.82%
Average Total Assets	$ 9,998,922	$ 9,788,671	$ 9,385,470	$ 9,321,279	$ 8,941,271
Return on average assets[3]	1.36%	1.68%	1.56%	1.27%	1.44%
Operating return on average assets[3]	1.38%	1.72%	1.48%	1.29%	1.46%
Operating earnings adjusted for amortization of core deposit intangibles					
Operating earnings	$ 34,014	$ 42,410	$ 35,072	$ 29,952	$ 32,213
Adjustments:					
Plus: Amortization of core deposit intangibles	2,438	2,438	2,438	2,438	2,447
Less: Tax benefit at the statutory rate	512	512	512	512	514
Operating earnings adjusted for amortization of core deposit intangibles	$ 35,940	$ 44,336	$ 36,998	$ 31,878	$ 34,146

[1] Severance payments relate to branch restructurings made during the three months ended June 30, 2021.

[2] During the third quarter of 2021, Thrive's PPP loan with another bank was 100% forgiven by the SBA. As a result of our 49% investment in Thrive, the $1.9 million represents our portion of the PPP loan forgiveness. PPP fee income is not taxable and as such has no tax impact.

[3] Annualized ratio for quarterly metrics.

VERITEX HOLDINGS, INC.
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36 36 3/31/2022 12/31/2021 9/30/2021 6/30/2021 3/31/2021 Average Tangible Common Equity Total average stockholders' equity $ 1,357,448 $ 1,301,676 $ 1,290,528 $ 1,254,371 $ 1,224,294 Adjustments: Average goodwill (404,014) (393,220) (370,840) (370,840) (370,840) Average core deposit intangibles (47,158) (49,596) (52,043) (54,471) (56,913) Average tangible common equity $ 906,276 $ 858,860 $ 867,645 $ 829,060 $ 796,541 Operating return on average tangible common equity1 16.08% 20.48% 16.92% 15.42% 17.39% Efficiency ratio 52.84% 48.53% 47.55% 52.42% 49.62% Net interest income $ 73,040 $ 76,741 $ 71,276 $ 67,131 $ 65,635 Noninterest income 15,097 16,510 15,627 12,456 14,172 Plus: Loss on sale of securities available for sale, net - - 188 - - Less: Thrive PPP loan forgiveness income - - 1,912 - - Operating noninterest income 15,097 16,150 13,903 12,456 14,172 Noninterest expense 46,572 45,077 41,321 41,717 39,597 Less: Severance payments - - - 627 - Plus: Merger and acquisition expenses 700 826 - - - Operating noninterest expense $ 45,872 $ 44,251 $ 41,321 $ 41,090 $ 39,597 Operating efficiency ratio 52.05% 47.64% 48.51% 51.63% 49.62% 1 Annualized ratio for quarterly metrics. For the Quarter Ended (Dollars in thousands) Reconciliation of Non-GAAP Financial Measures

37 3737 TRUTH | INTEGRITY | TRANSPARENCY Financial Data as of First Quarter 2022